COLUMBIA ETF TRUST I

AMENDMENT NO. 7 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the creation of the additional Series of the Trust: Columbia Seligman Semiconductor and Technology ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Value ETF

Columbia Seligman Semiconductor and Technology ETF

Columbia Short Duration Bond ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of March 11, 2022.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 7 to the Declaration of Trust.

/s/ George S. Batejan	/s/ Brian J. Gallagher
George S. Batejan	Brian J. Gallagher

Date: March 11, 2022	Date: March 11, 2022

/s/ Daniel J. Beckman	/s/ Douglas A. Hacker
Daniel J. Beckman	Douglas A. Hacker

Date: March 11, 2022	Date: March 11, 2022

/s/ Kathleen A. Blatz	/s/ Nancy T. Lukitsh
Kathleen A. Blatz	Nancy T. Lukitsh

Date: March 11, 2022	Date: March 11, 2022

/s/ Pamela G. Carlton	/s/ David M. Moffett
Pamela G. Carlton	David M. Moffett

Date: March 11, 2022	Date: March 11, 2022

/s/ Janet L. Carrig	/s/ Catherine James Paglia
Janet L. Carrig	Catherine James Paglia

Date: March 11, 2022	Date: March 11, 2022

/s/ J. Kevin Connaughton	/s/ Minor Mikel Shaw
J. Kevin Connaughton	Minor Mikel Shaw

Date: March 11, 2022	Date: March 11, 2022

/s/ Olive M. Darragh	/s/ Natalie A. Trunow
Olive M. Darragh	Natalie A. Trunow

Date: March 11, 2022	Date: March 11, 2022

/s/ Patricia M. Flynn	/s/ Sandra L. Yeager
Patricia M. Flynn	Sandra L. Yeager

Date: March 11, 2022	Date: March 11, 2022

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109